SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) July 23, 1997


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000















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




Item 7.  Financial Statements and Exhibits
         ---------------------------------

     In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-53327, No. 33-61339 and No. 33-60069), we hereby file the following press release.


    Exhibit
    Number                      Description of Exhibit
    -------        -------------------------------------------------

      99 Copy of the Registrant's Earnings Press Release, dated July 23, 1997
















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







                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                          /s/D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




July 23, 1997









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







                                 EXHIBIT INDEX



Exhibit
Number                           Description of Exhibits
-------        ------------------------------------------------------------

  99           Copy of the Registrant's Earnings Press Release, dated
               July 23, 1997.














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

                                                     EXHIBIT 99





                                       Contact:  Susan Gaffney
                                                 (302) 774-2698



        Wilmington, Del., July 23 -- DuPont reported net income of $1.1 billion for the second quarter 1997, the highest for any quarter in the company's history. Ten percent volume growth in Chemicals and Specialties businesses and continued strong petro-leum results increased earnings 14 percent from last year.
        "This quarter's record earnings are further confirmation that we're on track with the strategies we have set to create value for our shareholders," said John A. Krol, DuPont President and CEO. "We continue to make progress in growing businesses where we have both a low-cost and technological advantage."
        Earnings per share were $1.01, also a record, compared to $.89 earned in 1996. Per share data reflect the 2-for-1 stock split that became effective May 15, 1997. Excluding a net nonrecurring charge of $.03 per share in the second quarter 1996, net income and earnings per share are both up 10 percent.
        This quarter's results reflect record earnings from the Fibers and Polymers segments combined with continued strong per-formance by Petroleum, particularly in downstream operations.
In addition, the agricultural products business had a strong quarter, and was a key contributor to sales volume growth in Chemicals and Specialties.

        Sales for the second quarter totaled $11.4 billion, 2 percent higher than last year. Chemicals and specialties sales were $6.5 billion, up 6 percent, reflecting 10 percent higher volumes partly offset by 4 percent lower average selling prices. Lower selling prices principally reflect a 7 percent decline in prices outside the United States, largely due to the stronger dollar. Excluding currency effects, selling prices were 1 percent lower. Sales volumes grew 10 percent in the United States and 11 percent in the rest of the world.
        Petroleum segment sales for the quarter were $4.9 billion, down 2 percent from last year. Crude oil prices averaged $17.78 per barrel for the period, 7 percent lower than last year. Worldwide gas prices increased 3 percent to $2.10 per thousand cubic feet while U.S. natural gas prices were essentially flat averaging $1.72 per thousand cubic feet. Crude oil production decreased 5 percent while natural gas deliveries were down 2 percent.
        The following commentary compares second quarter 1997 results with second quarter 1996, for each industry segment, excluding the earnings impact of 1996 nonrecurring items.
        Chemicals segment earnings were $137 million, down
17 percent from last year principally reflecting lower white pigments earnings. Segment sales increased 3 percent as 10 percent higher sales volume was partly offset by 7 percent lower selling prices, primarily due to lower selling prices for white pigments.

        Fibers segment earnings of $245 million were up
18 percent from $208 million last year, principally reflecting increased earnings for "Lycra" brand spandex, "Dacron" polyester and nonwovens. Segment sales were 7 percent higher, reflecting 10 percent higher volume partly offset by 3 percent lower prices.
        Polymers segment earnings were $259 million, up
6 percent from $244 million in 1996. Improved results princi-pally reflect higher earnings from packaging and industrial polymers, the DuPont Dow Elastomers joint venture and automotive products. Segment sales were up 4 percent, reflecting 7 percent higher volumes partly offset by 3 percent lower prices.
        Petroleum segment earnings of $246 million, a second quarter record, were up 13 percent from $218 million in 1996. Upstream earnings were $158 million, down 10 percent, largely reflecting lower crude oil prices and higher exploration costs, partly offset by higher gas production outside the United States and lower taxes. Downstream earnings were $88 million, up
105 percent, reflecting higher worldwide refined product margins. U.S. downstream accounted for most of the improvement, while outside the United States, results were affected by two months of scheduled maintenance turnaround at the Humber refinery in the United Kingdom.

        Life Sciences segment earnings were $244 million, slightly lower than the $249 million earned in 1996. Excluding the higher allocation of operating income to DuPont in 1996 from the DuPont Merck joint venture, earnings from agricultural products and pharmaceutical operations were up about 20 percent. Agricultural products sales were up 18 percent, reflecting
19 percent higher volume and 1 percent lower prices.
        Diversified Businesses segment earnings totaled
$84 million, up $33 million or 65 percent. Earnings reflect smaller losses from printing and publishing and the absence of losses from medical products businesses divested in 1996, partly offset by lower earnings from films. After adjusting for divestiture of medical products businesses, segment sales were flat as 9 percent higher volume was offset by 9 percent lower selling prices. The decline in selling prices reflects the effect of a stronger dollar as well as lower prices in polyester films and printing and publishing.
        Net income for the first six months of 1997 was $2.2 billion, or $1.91 per share, compared to $1.9 billion, or $1.68 per share, in the same period last year. First half sales totaled $22.6 billion, up 3 percent.

        "We are well on our way to a fourth consecutive year of record earnings," said Krol. "Total return to DuPont share-holders was 36 percent for the first half of this year, exceed-ing industry averages. Our recently announced agreement to acquire ICI's white pigments and polyester businesses and the acquisition of the South Texas gas producing properties are examples of our commitment to continue to create shareholder value through profitable, global growth of our core businesses."



7/23/97













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







E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                 Three Months Ended       Six Months Ended
CONSOLIDATED INCOME STATEMENT                                         June 30                 June 30
-------------------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                           1997        1996        1997        1996
------------------------------------------------------------------------------------------------------------
SALES ......................................................     $11,402     $11,148     $22,613     $21,917
Other Income ...............................................         313         391         652         753
                                                                 -------     -------     -------     -------
    Total ..................................................      11,715      11,539      23,265      22,670
                                                                 -------     -------     -------     -------
Cost of Goods Sold and Other Expenses ......................       8,328       8,282      16,603      16,267
Selling, General and Administrative Expenses ...............         719         718       1,351       1,458
Depreciation, Depletion and Amortization ...................         584         605       1,188       1,258
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ....................         101          68         192         147
Interest and Debt Expense ..................................         155         172         304         376
                                                                 -------     -------     -------     -------
    Total ..................................................       9,887       9,845      19,638      19,506
                                                                 -------     -------     -------     -------
EARNINGS BEFORE INCOME TAXES ...............................       1,828       1,694       3,627       3,164
Provision for Income Taxes .................................         688         693       1,467       1,284
                                                                 -------     -------     -------     -------
NET INCOME .................................................     $ 1,140     $ 1,001     $ 2,160     $ 1,880
                                                                 =======     =======     =======     =======


EARNINGS PER SHARE OF COMMON STOCK<Fa><Fb> .................     $  1.01     $   .89     $  1.91     $  1.68
                                                                 =======     =======     =======     =======
DIVIDENDS PER SHARE OF COMMON STOCK<Fa> ....................     $  .315     $  .285     $  0.60     $  .545
                                                                 =======     =======     =======     =======

<Fa> All per share data and common stock information reflect the 2-for-1 common stock split that became effective May 15, 1997.
<Fb> Earnings per share are calculated on the basis of the following average number of common shares outstanding:
                        Three Months Ended      Six Months Ended
                             June 30                June 30
                        ------------------      ----------------

              1997        1,129,508,955          1,129,531,826
              1996        1,121,092,814          1,118,257,590







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




E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES



                                                        Three Months Ended              Six Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                    June 30                        June 30
-------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                   1997           1996          1997       1996
------------------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ......................................     $ 1,113          $ 1,081     $ 2,119      $ 2,075
Fibers .........................................       1,950            1,822       3,863        3,566
Polymers .......................................       1,788            1,714       3,418        3,498
Petroleum ......................................       4,861            4,963      10,221        9,620
Life Sciences ..................................         958              811       1,583        1,478
Diversified Businesses .........................         732              757       1,409        1,680
                                                     -------          -------     -------      -------
    Total ......................................     $11,402          $11,148     $22,613      $21,917
                                                     =======          =======     =======      =======
AFTER-TAX OPERATING INCOME
--------------------------
Chemicals ......................................     $   137          $   165     $   280      $   287<Fa>
Fibers .........................................         245              208         478          355<Fa>
Polymers .......................................         259              299<Fb>     467          497<Fb>
Petroleum ......................................         246              177<Fc>     577          391<Fc>
Life Sciences ..................................         244              186<Fd>     385          409<Fd>
Diversified Businesses .........................          84               66<Fe>     140          159<Fe><Ff>
                                                     -------          -------     -------      -------
    Total ......................................       1,215            1,101       2,327        2,098

Interest and Other Corporate
  Expenses Net of Tax ..........................         (75)            (100)       (167)        (218)
                                                     -------          -------     -------      -------
NET INCOME .....................................     $ 1,140          $ 1,001     $ 2,160      $ 1,880
----------                                           =======          =======     =======      =======

<Fa> The Chemicals and Fibers segments include a charge of $21 and $32, respectively, principally for employee separation costs in the United
     States.
<Fb> Includes a gain of $55 associated with the formation of the DuPont Dow
     Elastomers joint venture.
<Fc> Includes charges of $63 for write-down of investment in a European natural gas marketing joint venture, and $22, principally for employee separation costs in the United States, partly offset by a net benefit of $44 related to environmental insurance recoveries.
<Fd> Includes a charge of $63 associated with "Benlate" 50 DF fungicide recall.
<Fe> Includes a gain of $41 from the sale of certain medical products businesses and a charge of $26, principally, employee separation costs outside the United States, associated with the printing and publishing business.
<Ff> Includes a gain of $33 related to sale of stock received in connection with the previously sold connector systems business.


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





E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                   After-Tax Operating Income
                                                     -------------------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION               Three Months Ended              Six Months Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                       June 30                        June 30
-------------------------------------------------------------------------------------------------------------
(Dollars in millions)                                   1997           1996          1997             1996
------------------------------------------------------------------------------------------------------------
Chemicals ......................................       $  137         $  165        $  280           $  308
Fibers .........................................          245            208           478              387
Polymers .......................................          259            244           467              442
Petroleum ......................................          246            218           577              432
Life Sciences ..................................          244            249           385              472
Diversified Businesses .........................           84             51           140              111
                                                       ------         ------        ------           ------
    Total ......................................       $1,215         $1,135        $2,327           $2,152

Less:  Interest and Other Corporate Expenses
  Net of Tax ...................................          (75)          (100)         (167)            (218)
                                                       ------         ------        ------           ------
    Total ......................................       $1,140         $1,035        $2,160           $1,934
                                                       ======         ======        ======           ======










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